SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                        -------------------

                             FORM 8-K

                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


     Date of report (Date of earliest event reported):August 30, 1999

                          Saratoga Bancorp
         (Exact name of registrant as specified in its charter)

                             California
            (State or other jurisdiction of incorporation)

                 2-77519-LA              94-2817587
         (Commission File Number) (IRS Employer Identification No.)


           12000 Saratoga-Sunnyvale Road, Saratoga, CA  95070

           (Address of principal executive office and ZIP code)

     Registrant's telephone number, including area code: (408) 973-1111

                                  None
      (Former name or former address, if changed since last report)











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Item 5   Other Events

The Registrant and San Jose National Bank issued a joint press release dated August 27, 1999, announcing the signing of an
Agreement and Plan of Merger dated August 27, 1999 (the
"Agreement"), by and among SJNB Financial Corp, Saratoga Bancorp and Saratoga National Bank. Pursuant to the agreement, Saratoga Bancorp will merge with and into SJNB Financial Corp in a tax-free merger intended to be accounted for as a pooling of interests (the"Merger") with outstanding shares of Saratoga Bancorp converted into 0.7 of a share of SJNB Financial Corp., subject to adjustment, and Saratoga National Bank will merge with and into San Jose
National Bank, a subsidiary of SJNB Financial Corp. The agreement includes among its terms, the grant of a stock option to SJNB Financial Corp. To acquire up to 19.9% of the outstanding Saratoga Bancorp shares upon the occurance of certain events pursuant to a Stock Option Agreement dated as of August 27, 1999. The Merger is subject to the approval of Saratoga Bancorp shareholders and
applicable regulatory approvals.    The foregoing is qualified by
reference to the Agreement and Plan of Merger attached as Exhibit
2.1, the Stock Option Agreement attached as Exhibit 2.2, and the joint press release attached as Exhibit 99.1, which are incorporated herein.

Item 7   Financial Statements and Exhibits

     (a)  Financial Statements and Exhibits.

          Not applicable

     (b)  Pro Forma Financial Information.

          Not applicable

           (c)   Exhibits.


                 (2.1)   Agreement and Plan of Merger dated August 27, 1999

                 (2.2)   Stock Option Agreement dated as of August 27, 1999

                (99.1)   Joint Press release dated August 27, 1999






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                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     SARATOGA BANCORP
                                      (Registrant)



                               By: /s/ Richard L. Mount
                               ____________________________
                               Richard L. Mount
                               President and Chief Executive
                               Officer


Date:      September 1, 1999